EXHIBIT 21


Subsidiaries of the Company

The following is a list of the Company's subsidiaries as of July 10, 2005:

                                              Country of        Portion of
Name of Significant Subsidiary               Incorporation    Ownership Interest
------------------------------               -------------    ------------------

Eagle Shipping International (USA) LLC      Marshall Islands       100%
Condor Shipping LLC                         Marshall Islands       100%
Hawk Shipping LLC                           Marshall Islands       100%
Falcon Shipping LLC                         Marshall Islands       100%
Harrier Shipping LLC                        Marshall Islands       100%
Osprey Shipping LLC                         Marshall Islands       100%
Kite Shipping LLC                           Marshall Islands       100%
Sparrow Shipping LLC                        Marshall Islands       100%
Griffon Shipping LLC                        Marshall Islands       100%
Shikra Shipping LLC                         Marshall Islands       100%
Peregrine Shipping LLC                      Marshall Islands       100%
Cardinal Shipping LLC                       Marshall Islands       100%
Heron Shipping LLC                          Marshall Islands       100%
Merlin Shipping LLC                         Marshall Islands       100%
Jaeger Shipping LLC                         Marshall Islands       100%
Kestrel Shipping LLC                        Marshall Islands       100%
Tern Shipping LLC                           Marshall Islands       100%
Kittiwake Shipping LLC                      Marshall Islands       100%
Oriole Shipping LLC                         Marshall Islands       100%
Robin Shipping LLC                          Marshall Islands       100%